Exhibit 10.1

THIS BROKER AGREEMENT is made on the [    ]

BETWEEN:-

(1) [Broker], a company registered under the laws of Hong Kong of [address] ( “BROKER”); and

(2) [Company], a company registered under the laws of Hong Kong of [address] (“COMPANY”)

WHEREAS:-

(1) This Agreement sets out the terms and conditions of business between BROKER and COMPANY; and

(2) With effect from the Date of signing this Agreement, BROKER shall act as broker of COMPANY to effect transactions for the purpose of discretionary management services rendered by COMPANY to its clients (“Discretionary Management Services”).

NOW IT IS AGREED as follows:

1. COMPANY hereby appoints and BROKER hereby agree to act as broker of COMPANY for the Discretionary Management Services in accordance with the terms and conditions of this Agreement.

2. COMPANY will procure its clients to open a cash/margin securities trading account with BROKER or any other designated service provider(s) referred by BROKER (“Trading Account(s)”) for the purpose of provision of Discretionary Management Services.

3. COMPANY is authorized by its clients to operate the respective Trading Account(s) subject to the terms and conditions of the Discretionary Service Agreement, which is a separate agreement entered between COMPANY and its client(s) (“Terms and Conditions”).

4. COMPANY agrees that the authorized representative(s) set forth in Schedule 1 hereof (“Authorized Persons”) will be the person in charge and managing of the Discretionary Management Services.

5. By a Third Party Authorization given by client of COMPANY in respect of the Trading Account(s), BROKER will execute all transactions in accordance with the instructions of COMPANY. Instructions may be given in writing, by telephone, facsimile or email by the Authorized Persons. COMPANY undertakes to notify BROKER in writing immediately when there is any change in its Authorized Persons.

6. Notwithstanding herein contained in clause 5 of this Agreement, BROKER may, at its absolute discretion, refuse to act on any of the Authorized Persons’ instruction and shall not be obliged to give any reason for such refusal. In particular, BROKER may refuse to act on an instruction of the Authorized Persons if at the time of such instruction, there are insufficient securities or, as the case may be, monies in the Trading Account(s)in order to effect settlement of the relevant transaction on the due settlement date.

7. All brokerage, commission, levy, stamp duty incurred in execution of the transactions in accordance with the instructions of COMPANY by BROKER will be charged or paid in accordance with the normal practice of the relevant markets and will be deducted from the Trading Account(s).

8. COMPANY undertakes that all transactions in securities made for the Trading Account(s) of its clients shall be transacted strictly in accordance with the Terms and Conditions, the relevant provisions of the constitution, rules, regulations, bylaws and customs, as amended from time to time, of the exchange(s) in the jurisdiction in which such transactions are effected, and in accordance with the laws of such country.

9. Allocation of executed transactions among the Trading Account(s) is the responsibility of COMPANY. In this regard, BROKER takes no part on it and only act and rely upon the written instruction given by the Authorized Persons.

10. BROKER shall not be liable nor be required to indemnify COMPANY or any of clients of COMPANY against any loss or liability arising out of COMPANY’s breach or negligence, default, fraud or general wrongdoing in performing the Discretionary Management Services.

11. COMPANY undertakes to indemnify and keep indemnified BROKER in respect of any costs, claims, demands, damages and expenses whatsoever which may be reasonably and properly suffered or incurred by BROKER directly or indirectly arising out of or in connection with any transaction in the Trading Account(s) executed by BROKER pursuant to the instruction of COMPANY which BROKER reasonably believes to be from the Authorized Persons.

12. All transactions placed by COMPANY will be confirmed by phone or in writing and via electronic confirmation (e-mail, FAX or other means of communication agreed by the parties) directly following execution. COMPANY shall notify BROKER of any discrepancies immediately.

13. BROKER agrees with COMPANY to prepare and provide to COMPANY and the client of COMPANY with a copy of the contract note and/or account statement in respect of transactions executed in the trading account(s) maintained with BROKER no later than the end of the second business day. A monthly statement detailing investment holdings and account transactions will be delivered to COMPANY and the clients of COMPANY within 7 business days after the end of each month.

14. The parties hereto agree that the brokerage fees, the investment management fees and the performance fees will be calculated monthly and shared between BROKER and COMPANY in the form of rebate and in such proportion as listed in Schedule 2hereof.

15. Payment of investment management fees and performance fees for the Discretionary Management Services out of the Trading Account(s) to COMPANY shall be made on receipt of advice from COMPANY. BROKER will pay COMPANY pursuant to the advice14 days after the date on which the amount is debited from the relevant Trading Account(s).

16. This Agreement shall continue in effect until terminated by either party giving not less than one month prior written notice to the other. Termination of this Agreement shall not affect any legal rights or obligations which may already have arisen.

17. This Agreement will be governed by and construed in accordance with the laws of HKSAR and the relevant parties hereto, hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

IN WITNESS whereof the parties hereto have executed this Agreement on the day and year first above written.

SCHEDULE 1

Details of the Authorized Person(s) referred to in Clause 4 hereof

Authorized Person 1:

Full Name:

HKID No:

Contact No:

Address:

Authorized Person 2:

Full Name:

HKID No:

Contact No:

Address:

Authorized Person 3:

Full Name:

HKID No:

Contact No:

Address:

Authorized Person 4:

Full Name:

HKID No:

Contact No:

Address:

SCHEDULE 2

1. COMPANY shall be entitled a monthly rebate equal to the percentage specified below:

(a) Equity net brokerage	[*]%
(b) Bond net spread	[*]%
(c) Fund subscription (upfront fees)	[*]%
(d) Structured products	[*]%

2. Brokerage rebate will be credited to the bank account of COMPANY in the following month;

3. For avoidance of doubt, the investment management fees and the performance fees shall be [*]% retained by COMPANY in both cases.